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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    _________

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):            May 12, 2005


                              Global matrechs, Inc.
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                      0-29204                 58-2153309
(State or Other Jurisdiction         (Commission              (IRS Employer
     of Incorporation)               File Number)           Identification No.)


90 Grove Street, Suite 201 Ridgefield, Connecticut                06877
     (Address of Principal Executive Offices)                   (Zip Code)


Registrant's telephone number, including area code:          (203) 431-6665







Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On May 12, 2005, Southridge Partners LP exercised its option to purchase an additional note and warrant pursuant to a Second Securities Purchase Agreement. In connection with such exercise, we issued to Southridge a convertible promissory note in the principal amount of $125,000 and a warrant to purchase up to 5,000,000 shares of our common stock to Southridge in exchange for its $125,000 investment.

         The note is convertible, at the option of the holder, into shares of our common stock at a conversion price of $0.02 per share. Southridge may require us to repurchase some or all of its note if the market price of our common stock falls below $0.03 per share for ten (10) consecutive trading days, at a repurchase price equal to 140% of the principal amount of the note. In the event we default under the terms of the note, the entire outstanding principal (and any outstanding interest accrued thereon) shall become immediately due and payable, and the interest rate will rise to 18% per annum. The note matures on May 12, 2007.

         We have secured the payment of the note with a subordinated security interest in our accounts, general intangibles, inventories, and other collateral. In addition, in the event we propose to register securities under the Securities Act of 1933, as amended, we are required to notify Southridge in advance of such registration and, at its request (subject to limited exceptions), include the shares of our common stock underlying the note and warrant on the registration statement filed in connection with such registration (and assume any expenses associated therewith).

         The warrant has an expiration date of May 12, 2010. It contains a cashless exercise provision whereby the holder may pay the exercise price associated with any exercise by having us withhold a number of shares otherwise issuable upon such exercise having a fair market value equal to the applicable aggregate exercise price. In the event such provision is used with respect to an exercise, we would receive no proceeds upon such exercise.

         The discussion in this current report is only a summary and is qualified in its entirety by reference to the warrant, the note, and the Securities Purchase Agreement, which are included as Exhibits 4.1, 4.2, and 10.1, respectively, to this current report on Form 8-K and are incorporated by reference in this Item.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF THE REGISTRANT

         As described in Item 1.01 of this current report, on May 12, 2005 we issued a secured note to Southridge Partners LP in the amount of $125,000. The description of the note and the purchase agreement contained in Item 1.01 of this current report is incorporated by reference herein.

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES

         Pursuant to our Securities Purchase Agreement with Southridge, we issued and sold a 2% secured convertible promissory note in the principal amount of $125,000. The note is

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convertible, at the option of the holder, into shares of common stock of the
Company at a conversion price of $0.02 per share.

         We also issued to Southridge a warrant to purchase up to 5,000,000 shares of its common stock at an exercise price of $0.025 per share with an expiration date of May 12, 2010. The warrant contains a cashless exercise provision whereby the holder may pay the exercise price associated with any exercise by having us withhold a number of shares otherwise issuable upon such exercise having a fair market value equal to the applicable aggregate exercise price.

         We are obligated to pay placement fees in connection with this private placement consisting of cash and non-cash consideration with an the aggregate estimated fair value of $12,500. The private placement was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits

       Number     Title
       ------     -----
        4.1       Common Stock Purchase Warrant issued to Southridge Partners LP

        4.2 Nonnegotiable 2% Secured Convertible Promissory Note issued to Southridge Partners LP

        10.1      Securities Purchase Agreement





















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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       GLOBAL MATRECHS, INC.


Date:  May 17, 2005

                                       By:  /s/ Michael Sheppard
                                       -----------------------------------------
                                       Michael Sheppard
                                       President, Chief Executive Officer, Chief
                                       Operating Officer and Acting Chief
                                       Financial Officer




























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                                  EXHIBIT INDEX


       Number     Title
       ------     -----
        4.1       Common Stock Purchase Warrant issued to Southridge Partners LP

        4.2 Nonnegotiable 2% Secured Convertible Promissory Note issued to Southridge Partners LP

        10.1      Securities Purchase Agreement






























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